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                                                                    Exhibit 15

[KPMG LETTERHEAD]



The Board of Directors and Partners
DUKE-WEEKS REALTY CORPORATION AND
DUKE-WEEKS REALTY LIMITED PARTNERSHIP:

With respect to the accompanying registration statement, we acknowledge our awareness of the use therein of our reports dated April 26, 2000 related to our review of interim financial information.

Pursuant to Rule 436 (c) under the Securities Act of 1933, such reports are not considered a part of a registration statement prepared or certified by an accountant, or reports prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                                     KPMG LLP


KPMG LLP
Indianapolis, Indiana
May 23, 2000